UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                         March 6, 2014

     AAA CAPITAL ENERGY FUND L.P. II
(Exact name of registrant as specified in its charter)

New York	0-50272	03-0407557
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                          (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Selling Agreement

On March 6, 2014, AAA Capital Energy Fund L.P. II (the “Registrant”) entered into an alternative investment selling agent agreement (the “Selling Agreement”), effective March 1, 2014, by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”) and Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“MSWM”).

Pursuant to the Selling Agreement, MSWM has been appointed as a non-exclusive agent of the Registrant for the purpose of finding eligible investors for units of limited partnership interests (“Units) in the Registrant through offerings that are exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder (“Rule 506”).

A party to the Selling Agreement may terminate the Selling Agreement by written notice to the other parties on thirty days’ prior written notice, or immediately under certain circumstances as provided in the Selling Agreement.

Pursuant to the Selling Agreement, the Registrant will pay MSWM a monthly ongoing selling agent fee, the amount of which will be calculated by multiplying the Registrant’s round turn futures transactions by $18.00 each, swaps by up to an equivalent amount and options transactions by $9.00 each per side.  The ongoing selling agent fee amount will be reduced by applicable floor brokerage.

Customer Agreement

On March 6, 2014, the Registrant entered into a commodity futures customer agreement (the “Customer Agreement”), effective March 1, 2014, with Morgan Stanley & Co. LLC, a Delaware limited liability company (“MS & Co.”).  Pursuant to the Customer Agreement, MS & Co. will (i) hold a portion of the Registrant’s assets in an account in the Registrant’s name, (ii) hold a portion of the Registrant’s assets invested in AAA Master Fund LLC (the “Master Fund”) in an account in the Master Fund’s name as margin for futures and other contracts traded for the Master Fund in accordance with the instructions of AAA Capital Management Advisors, Ltd., a commodity trading advisor selected by the General Partner, and (iii) provide clearing services for such trades.  The assets held in both the Registrant’s and the Master Fund’s accounts will be segregated as customer funds.

Pursuant to the Customer Agreement, the Registrant shall indirectly pay MS & Co., through its investment in the Master Fund, for clearing and, where applicable, the execution of transactions.  Pursuant to the Customer Agreement, the Registrant shall also indirectly pay (or reimburse MS & Co. if previously paid) its allocable share of all actual transaction fees (including floor brokerage, exchange, clearing, give-up, user and National Futures Association fees).

The Customer Agreement may be terminated by either party upon notice to the other party.

Item 1.02                      Termination of a Material Definitive Agreement.

Prior Selling Agreement

On March 6, 2014 and effective March 1, 2014, the General Partner and the Registrant terminated the alternative investment selling agent agreement including any annexes, amendments or joinders thereto (the “Prior Selling Agreement”) with MSWM, dated November 12, 2013, pursuant to which MSWM sold Units in the Registrant to certain qualified investors pursuant to Section 4(a)(2) of the 1933 Act and Rule 506.  The General Partner terminated the Prior Selling Agreement in order to enter into the Selling Agreement described in Item 1.01 above.

Prior Customer Agreement

On March 6, 2014 and effective March 1, 2014, the General Partner and the Registrant terminated the commodity futures customer agreement including any annexes, amendments or joinders thereto (the “Prior Customer Agreement”) with MS & Co., dated November 12, 2013, pursuant to which MS & Co. executed commodity futures, options, swaps and forward transactions for the Registrant’s account in accordance with orders placed by a commodity trading advisor selected by the General Partner.  The Registrant terminated the Prior Customer Agreement in order to enter into the Customer Agreement described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAA CAPITAL ENERGY FUND L.P. II

By: Ceres Managed Futures LLC, General Partner

By: /s/ Alper Daglioglu
Alper Daglioglu
President and Director

Date:  March 6, 2014